Exhibit 10.4

PROMISSORY NOTE

$25,000,000.00	Dallas, Texas	August 19, 2013

FOR VALUE RECEIVED, the undersigned (“Borrowers”), hereby promise to pay to CADENCE BANK, NA, a national banking association, or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to Borrowers under that certain Credit Agreement, dated as of August 19, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrowers, the lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent.

Borrowers promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.

THIS PROMISSORY NOTE WAS EXECUTED IN THE STATE OF FLORIDA. ACCORDINGLY, DOCUMENTARY STAMP TAX IN THE AMOUNT OF $2,450.00 WILL BE PAID BY MAKER TO THE FLORIDA DEPARTMENT OF REVENUE UPON EXECUTION AND DELIVERY OF THIS PROMISSORY NOTE.

PROMISSORY NOTE	Page 1

BORROWERS:

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, General Partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, Sole Member

		By:	/s/ Joshua J. Taube
Joshua J. Taube, Vice President

CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation

By:	/s/ Joshua J. Taube Joshua J. Taube, Vice President

PROMISSORY NOTE	Page 2